Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Save Foods Inc. of our report dated March 9, 2021 relating to the financial statements, which appears in Save Foods Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Halperin Ilanit

Certified Public Accountants (Isr.)

Tel Aviv, Israel

July 15, 2022